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                                                                     Exhibit 1.1

                                 ASSURANT, INC.

                    $500,000,000 5.625% Senior Notes due 2014
                    $475,000,000 6.750% Senior Notes due 2034


                               Purchase Agreement

                                                               February 10, 2004

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Banc One Capital Markets, Inc.

As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

            Assurant, Inc. (d/b/a Assurant Group), a corporation organized under the laws of Delaware (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $500,000,000 principal amount of its 5.625% Senior Notes due 2014 (the "2014 Notes") and $475,000,000 principal amount of its 6.750% Senior Notes due 2034 (the "2034 Notes" and, together with the 2014 Notes, the "Securities"). The Securities are to be issued under an indenture (the "Indenture"), to be dated as of the Closing Date (as defined herein), between the Company and SunTrust Bank, as trustee (the "Trustee"). The Securities will have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date, between the Company and the Initial Purchasers, pursuant to which the Company will agree to register the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 18 hereof.

            The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.
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            In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated February 5, 2004 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated February 10, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend," "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

            1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

            (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

            (b) None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act; provided, however, that no such representation is made as to the Initial Purchasers or any person acting on their behalf.

            (c) None of the Company, its Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities in the United States, and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S; provided, however, that no such representation is made as to the Initial Purchasers or any person acting on their behalf.


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            (d) The Securities satisfy the eligibility requirements of Rule
144A(d)(3) under the Act.

            (e) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4, no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

            (f) The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (g) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

            (h) The capitalization of the Company as of September 30, 2003 conforms in all material respects to the description thereof in the Final Memorandum and the capitalization of the Company as of September 30, 2003, as adjusted, conforms in all material respects to the description thereof in the Final Memorandum; the Company has not agreed, orally or in writing, to issue or sell any shares of its capital stock or any other securities to any person other than pursuant to this Agreement or as set forth in the Final Memorandum.

            (i) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (j) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Final Memorandum and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operating of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (k) Each subsidiary of the Company set forth on Schedule II hereto (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operating of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of


                                       3
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capital stock of each Designated Subsidiary owned directly or indirectly by the
Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims, preemptive or similar rights or restrictions upon voting or transfer, except as described in the Final Memorandum; for purposes of this Agreement, Schedule II hereto lists each subsidiary of the Company that (i) is a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission), (ii) is otherwise material to the condition, financial or otherwise, or the earnings, business, affairs or operations of the Company and its subsidiaries, taken as a whole, or (iii) has contingent liabilities that may be material to the Company and its subsidiaries, taken as a whole.

            (l) The statements relating to legal matters, documents or proceedings included in the Final Memorandum under the headings "Business - Legal Proceedings," "Regulation," "Exchange Offer; Registration Rights," and "Certain ERISA Considerations" fairly summarize such matters, documents or proceedings therein described.

            (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

            (n) All of the issued shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

            (o) This Agreement has been duly authorized, executed and delivered by the Company.

            (p) The Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (q) The Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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            (r) The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid, binding and enforceable instrument of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity(regardless of whether such enforceability is considered in a proceeding in equity or at law), provided that no representation is made with respect to Section 6 thereof.

            (s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or in the Registration Rights Agreement, except such as may be required under the blue sky laws or insurance securities laws of any jurisdiction in which the Securities are offered and sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act.

            (t) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, the issuance and sale of the Securities, and the consummation of any other of the transactions herein or therein contemplated, and the fulfillment of the terms hereof and thereof will not contravene, result in a breach or violation of, or constitute a default under, or will not result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) any provision of applicable law, (ii) any provision of the certificate of incorporation or by-laws or other organizational or governing documents of the Company or any of its Designated Subsidiaries,
(iii) any agreement or other instrument binding upon the Company or any of its Designated Subsidiaries or to which the Company or any of its Designated Subsidiaries is a party or to which any of its respective properties are subject or (iv) any regulation, rule, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Designated Subsidiaries or any of its respective properties, except, in the case of clauses (i), (iii) and (iv) above, where such violations, breaches, defaults, contraventions, liens, charges, claims or encumbrances that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (u) The financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Act.

            (v) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Designated Subsidiaries or its or their property is pending or, to the best knowledge


                                       5
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of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

            (w) PricewaterhouseCoopers LLP, whose report is included in the Final Memorandum, is an independent certified public accountant with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the rules and regulations adopted by the Commission thereunder. Ernst & Young LLP, which firm audited the consolidated statements of operations for the years ended December 31, 1998 and 1999 and the consolidated balance sheets as of December 31, 1998 and 1999 of Fortis, Inc. (the predecessor company) and its subsidiaries, a summary of which is included in the Final Memorandum under the heading "Selected Consolidated Financial Information," was, during the years ended December 31, 1998 and 1999, an independent certified public accountant with respect to Fortis, Inc. and its consolidated subsidiaries within the meaning of the Act and the rules and regulations adopted by the Commission thereunder.

            (x) None of the Company's Designated Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Designated Subsidiary's capital stock or from repaying to the Company any loans or advances to such Designated Subsidiary from the Company, except as described in the Final Memorandum.

            (y) Any tax returns required to be filed by the Company or any of its Designated Subsidiaries in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than (i) any of those being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, (ii) any of those currently payable without penalty or interest or (iii) where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. No proposed tax assessment against the Company or any of its Designated Subsidiaries is pending or, to the best of the Company's knowledge, threatened, other than such assessments (i) that are being contested by the Company or such Designated Subsidiary in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (ii) that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its Designated Subsidiaries, other than liens for taxes (i) not yet due and payable, (ii) being contested by the Company or any of its Designated Subsidiaries in good faith and by appropriate proceedings and for


                                       6
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which adequate reserves have been provided in accordance with GAAP or (iii) that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (z) No material labor dispute with the employees of the Company or any of its Designated Subsidiaries exists, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto), or, to the knowledge of the Company, is imminent.

            (aa) The Company and its Designated Subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Designated Subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its Designated Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto) and except that the representations and warranties set forth in this paragraph do not apply to the conduct of the business of insurance by the Company and its Designated Subsidiaries.

            (bb) Each of the Company and its Designated Subsidiaries has (i) all licenses, certificates, authorizations, permits, approvals, franchises and other rights from, and has filed all reports, documents and other information required to be filed with (including, without limitation, all required filings under applicable insurance company statutes), the appropriate federal, state or foreign regulatory authorities necessary to conduct its respective business as currently conducted by it (each, an "Authorization"), except where the failure to have such licenses, certificates, authorizations, permits, approvals, franchises and other rights or to file such reports, documents or information would not, singly or in the aggregate, have or reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole,
(ii) fulfilled and performed all obligations necessary to maintain each Authorization, except where the failure to fulfill or perform such obligations would not, singly or in the aggregate, have or reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (iii) no knowledge of any pending or threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination, suspension, modification or impairment of any Authorization and which revocation, termination, suspension, modification or impairment would, singly or in the aggregate, have or reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except in the case of clauses (i), (ii) and (iii) as described in the Final Memorandum. All such Authorizations are valid and in full force and effect and the Company and the Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to be in full force and effect or the failure to comply


                                       7
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would not, singly or in the aggregate, have or reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as described in the Final Memorandum, the Company has not received any order or decree from any insurance regulatory agency or body impairing, restricting or prohibiting the payment of dividends by any Designated Subsidiary to its parent and has not otherwise agreed to any such impairment, restriction or prohibition. Without limitation of the foregoing, each Designated Subsidiary that conducts the business of insurance is duly organized and licensed as an insurance company in its jurisdiction of incorporation, and is duly licensed or authorized as an insurer or reinsurer in each other jurisdiction in which the conduct of its business requires it to be so licensed or authorized, except where the failure to be so licensed or authorized would not, singly or in the aggregate, have or reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (cc) The Company and each of its Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (dd) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (ee) Other than the Registration Rights Agreement or as otherwise disclosed in the Final Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company.

            (ff) Subsequent to the respective date as of which information is given in the Final Memorandum, (i) the Company and its Designated Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any


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dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Final Memorandum.

            (gg) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations) which is sponsored, maintained or contributed to by the Company and its subsidiaries and in which the employees of the Company and its subsidiaries participate and each such plan (other than any multiemployer plan) is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course).

            (hh) Except as described in the Final Memorandum, the Company and its Designated Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its Designated Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (ii) The Company and its Designated Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Designated Subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Final Memorandum.

            (jj) Except as described in the Final Memorandum, (i) all reinsurance treaties, contracts, agreements and arrangements to which the Company or any Designated Subsidiary is a party and as to which any of them reported recoverables, premiums due or other amounts in its most recent statutory financial statements are in full force and effect, except where the failure of such treaties, contracts, agreements and

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arrangements to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) neither the Company nor any Designated Subsidiary has received any notice from any other party to any reinsurance treaty, contract, agreement or arrangement that such other party intends not to perform such treaty, contract, agreement or arrangement in any material respect, and the Company has no knowledge that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations under such treaty, contract, agreement or arrangement in any material respect, except where (A) the Company or the Designated Subsidiary has established reserves in its financial statements which it deems adequate for potential uncollectible reinsurance or (B) such nonperformance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, (i) at a purchase price of 99.237% of the principal amount thereof, plus accrued interest, if any, from February 18, 2004 to the Closing Date, the principal amount of 2014 Notes set forth opposite such Initial Purchaser's name in Schedule I hereto; and (ii) at a purchase price of 98.515% of the principal amount thereof, plus accrued interest, if any, from February 18, 2004 to the Closing Date, the principal amount of 2034 Notes set forth opposite such Initial Purchaser's name in
Schedule I hereto

            3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on February 18, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

            4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

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            (a) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

                  (i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

                  (A) to those it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Act) or

                  (B)   in accordance with Rule 903 of Regulation S;

                  (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States or in any other manner involving a public offering within the meaning of
            Section 4(2) of the Act;

                  (iii) in connection with each sale pursuant to Section
            4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

                  (iv) neither it, nor any of its Affiliates nor any person
            acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

                  (v) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation
            S) with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company;

                  (vi) it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S;

                  (vii) at or prior to the confirmation of sale of Securities
            (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S."

                  (viii) it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                  (ix) it has complied and will comply with all applicable
            provisions of the Financial Services and Market Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

                  (x) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

                  (xi) the offer in The Netherlands of the Securities is
            exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

            5. Agreements. The Company agrees with each Initial Purchaser that:

            (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

            (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives, such consent not to be unreasonably withheld; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and will in good faith consider reflecting in such document such comments as the Representatives may reasonably propose. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

            (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

            (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to material taxation or service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them, except for the Securities purchased by the Company or any of its Affiliates and resold in a transaction registered under the Act.

            (f) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

            (g) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the

United States and none of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

            (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

            (i) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            (j) The Company will not for a period of 60 days following the Execution Time, without the prior written consent of Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Banc One Capital Markets, Inc., offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).

            (k) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (l) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee;
(ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities;
(vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

            (m) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public.

            (n) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

            6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a)   The Initial Purchasers shall have received on the Closing
                  Date:

                  (i) an opinion of Simpson Thacher & Bartlett LLP, outside
            counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A-1 hereto and a letter from Simpson Thacher & Bartlett LLP, dated the Closing Date, substantially to the effect set forth in Exhibit A-2 hereto;

                  (ii) an opinion of Alston & Bird LLP, outside counsel for the
            Company, dated the Closing Date, substantially to the effect set forth in Exhibit B hereto;

                  (iii) an opinion of Katherine Greenzang, Senior Vice
            President, General Counsel and Secretary of the Company, dated the Closing Date, substantially to the effect set forth in Exhibit C hereto;

                  (iv) an opinion of Ken Bowen, Vice President and General
            Counsel of Assurant Employee Benefits, dated the Closing Date, substantially to the effect set forth in Exhibit D hereto;

                  (v) an opinion of David N. Tulbert, Vice President and Senior
            Counsel of Assurant Health, dated the Closing Date, substantially to the effect set forth in Exhibit E hereto;

                  (vi) an opinion of Matthew F. McGuire, Senior Vice President and Chief Legal Officer of Assurant PreNeed, dated the Closing Date, substantially to the effect set forth in Exhibit F hereto; and

                  (vii) an opinion of Jerome A. Atkinson, General Counsel of
            Assurant Solutions, dated the Closing Date, substantially to the effect set forth in Exhibit G hereto.

            The opinions of Simpson Thacher & Bartlett LLP, Alston & Bird LLP and Katherine Greenzang, Esq., described in Sections 6(a)(i), (ii) and (iii) above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

            (b) The Initial Purchasers shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (c) The Company shall have furnished to the Representatives a certificate of the Company, signed by an executive officer of the Company, dated the Closing Date, to the effect that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                  (ii) subsequent to the Execution Time, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to any of the Company's securities or in the financial strength or claims-paying ability rating of any of the Company's Designated

            Subsidiaries by A.M. Best Company, Inc. or by Moody's Investor Services, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. or any other "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

            (d) At the Execution Time and at the Closing Date:

                  (i) the Initial Purchasers shall have received a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof; and

                  (ii) the Initial Purchasers shall have received a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent public accountants.

            All references in this Section 6(d) to the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

            (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), or in the earnings, business or operations of the Company and its subsidiaries taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendment or supplement thereto), that in the Representatives' judgment, is material and adverse and that makes it, in the Representatives' judgment, impractical to market the Securities on the terms and in the manner contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

            (f) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

            (g) Subsequent to the Execution Time, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to any of the Company's securities or in the financial strength or claims-paying ability rating of any of the Company's Designated Subsidiaries by A.M. Best Company, Inc. or by Moody's Investor Services, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.,

Fitch, Inc. or any other "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; and

            (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 will be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, at Four Times Square, New York, New York 10036, on the Closing Date.

            7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

            8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the Affiliates of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), including, without limitation, any legal or other expense reasonably incurred in connection with defending or investigating any such action or claim, arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein; provided further that the foregoing indemnity agreement with respect to the Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Initial Purchaser, or any such Affiliate of such Initial Purchaser, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(a) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

            (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Initial Purchasers and all persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act or who are affiliates of any Initial Purchaser within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either such section and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchasers and such control persons and affiliates of any Initial Purchaser, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial

Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial

Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (212) 859-7034 and confirmed to it at One Chase Manhattan Plaza, 41st Floor, New York, New York 10005, attention of the General Counsel.

            13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

            14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            15. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

            16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

            17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            18. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

            "Citigroup" shall mean Citigroup Global Markets Inc.

            "Commission" shall mean the Securities and Exchange Commission.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Regulation D" shall mean Regulation D under the Act.

            "Regulation S" shall mean Regulation S under the Act.

            "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                    Very truly yours,



                                    ASSURANT, INC.



                                    By: /s/ John Sondej
                                        ---------------
                                    Name:     John Sondej
                                    Title:    Vice President and Controller

The foregoing Agreement is
hereby confirmed and accepted as
of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED
BANC ONE CAPITAL MARKETS, INC.


BY:  CITIGROUP GLOBAL MARKETS INC.


By: /s/ Scott Littlejohn
    --------------------
Name:   Scott Littlejohn
Title:  Managing Director

For themselves and the other
several Initial Purchasers named
in Schedule I to the foregoing
Agreement.

                                                                      SCHEDULE I

                                            PRINCIPAL          PRINCIPAL
INITIAL                                     AMOUNT OF          AMOUNT OF
PURCHASER                                  2014 NOTES         2034 NOTES
---------                                  ----------         ----------
Citigroup Global Markets Inc...........   $180,000,000       $171,000,000
Banc One Capital Markets, Inc..........   $180,000,000       $171,000,000
Morgan Stanley & Co. Incorporated......   $105,000,000       $ 99,750,000
J.P. Morgan Securities Inc.............   $ 35,000,000       $ 33,250,000
                                          ------------       ------------
Total..................................   $500,000,000       $475,000,000
                                          ============       ============

                                                                     SCHEDULE II


List of Designated Subsidiaries

American Bankers Insurance Company of Florida
American Bankers Insurance Group, Inc.
American Bankers Life Assurance Company of Florida
American Memorial Life Insurance Company
American Reliable Insurance Company
American Security Insurance Company
First Fortis Life Insurance Company
Fortis Benefits Insurance Company
Fortis Insurance Company
Interfinancial Inc.
John Alden Life Insurance Company
Standard Guaranty Insurance Company
Union Security Life Insurance Company
United Family Life Insurance Company